Exhibit 23.1

KPMG LLP 303 East Wacker Drive Chicago, IL 60601-5212

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Midas, Inc.:

We consent to the incorporation by reference in the Registration Statement (Nos. 333-44625, 333-58363, 333-74094, 333-89226, 333-105458, 333-101559, 333-128503, 333-42196, 333-44797) on Form S-8 and the Registration Statement (No. 333-105458) on Form S-3 of Midas, Inc. of our reports dated March 17, 2011, with respect to the consolidated balance sheets of Midas, Inc. as of the end of fiscal years 2010 and 2009, and the related consolidated statements of operations, cash flows, and changes in shareholders’ equity for each of the fiscal years 2010, 2009, and 2008, and the effectiveness of internal control over financial reporting as of January 1, 2011, which reports appear in the annual report on Form 10-K of Midas, Inc. for the fiscal year end 2010.

Chicago, Illinois

March 17, 2011

KPMG LLP Is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.